UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 23, 2009 (April 17, 2009)

Peoples Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-29949	31-1686242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code     (513) 870-3530

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2009, Peoples Community Bancorp, Inc. (the “Company”) filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission with regard to its Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”), indicating that the Company would not be able to timely file the Form 10-K.

On April 17, 2009, the Company received written notification from The Nasdaq Stock Market (the “Nasdaq”) advising the Company that it no longer complies with Nasdaq’s Marketplace Rule 5250(c)(1) since it has not yet filed its Form 10-K. The Nasdaq has provided the Company until June 16, 2009 to submit a plan to regain compliance, which typically consists of filing the delinquent report. If, after conclusion of its review process, the Nasdaq determines that the plan is acceptable, the Company will have until September 28, 2009 to regain compliance. If the Nasdaq determines that the plan is not acceptable, the Company will have the opportunity to appeal such decision to a Listing Qualifications Panel.  Although the Company intends to submit its Form 10-K on or about May 1, 2009, no assurances may be given that the Nasdaq will accept such plan or that the Company’s common stock will continue to be listed on Nasdaq.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description

99.1	Press release dated April 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2009

PEOPLES COMMUNITY BANCORP, INC.

By:	/s/ JERRY D. WILLIAMS
Jerry D. Williams
President and Chief Executive Officer